UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2010

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Whitehall Street, New York, New York		10004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2010, the Board of Directors of LaBranche & Co Inc. amended the LaBranche & Co Inc. 2010 Equity Incentive Plan (the “Plan”): (i) to reduce the maximum number of shares of common stock that may be delivered to participants under the Plan, subject to certain adjustments, from an aggregate of 4,500,000 shares to an aggregate of 2,000,000 shares; and (ii) to revise certain provisions to expressly prohibit repricing of any awards without prior approval of the Company’s stockholders. The Plan is the subject of a proposal contained in the Company’s definitive proxy statement relating to its 2010 Annual Meeting of Stockholders to be held on May 18, 2010. A supplement to the Company’s definitive proxy statement relating to the amendments to the Plan will be available on the Internet at www/proxyvote.com, and is being mailed to certain stockholders who have previously requested paper copies of our proxy materials.

On May 10, 2010, the Company issued a press release announcing these amendments to the Plan and the supplement to the proxy statement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1            Press release issued by LaBranche & Co Inc. dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: May 10, 2010	By:	/S/ JEFFREY A. MCCUTCHEON
	Name:	Jeffrey A. McCutcheon
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. dated May 10, 2010.